EXHIBIT 10.1

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of this 9th day of November 2021 (the “Effective Date”) by and between Gridiron BioNutrients, Inc., a Nevada corporation (the “Company”), and Jason Frankovich (the “Shareholder”). For all purposes of this Agreement, the term “Shareholder” shall include any and all affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) and controlling persons of Shareholder and any and all agents, representatives or other persons with whom Shareholder is or may be deemed to be acting in concert in connection with any sales of Common Stock (as defined below) of the Company.

RECITALS:

WHEREAS, the Company, ST BioSciences, Ltd., a company organized under the laws of England and Whales (“STB”), and Shareholder are parties to that certain Amended and Restated Asset Purchase Agreement dated as of November 5, 2021, whereby, among other things, the Company has agreed to acquire from STB all of STB’s right, title and interest in the product Mioxal® and other intellectual property assets associated therewith, in exchange for approximately 70% of the issued and outstanding shares of the Company’s common stock, par value $0.001 per shares (the “Common Stock”), on a post-closing, fully-diluted basis (the “Transaction”); and

WHEREAS, Shareholder is a substantial holder of the ordinary shares of STB and stands to materially benefit from the Transaction; and

WHEREAS, the execution and delivery of this Agreement by Shareholder is a material condition precedent to the consummation of the Transaction by the Company; and

WHEREAS, it is intended that the shares of Common Stock covered by this Agreement shall include any shares of Common Stock currently owned by the Shareholder; any shares of Common Stock acquired by Shareholder pursuant to the Transactions; and any shares of Common Stock acquired by the Shareholder subsequent to the Effective Date; and

WHEREAS, the Company and the Shareholder understand that the Shareholder’s failure to comply with the terms and conditions of this Agreement could have substantial adverse consequences to the Company, its shareholders and any public trading market for the Common Stock that cannot be reasonably measured or determined at this time;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Subject to compliance with all of the applicable provisions of the United States Securities and Exchange Commission (the “SEC”) Rule 144 as now in effect or hereafter amended, including SEC interpretations thereof, or an effective S-1 Registration Statement filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), which is accompanied by a “current” Resale Prospectus that includes shares of Common Stock covered hereby that are sought to be publicly sold by a Shareholder through a registered broker-dealer (respectively, a “Registration Statement” and the “Shareholder Broker”), and except as otherwise expressly provided herein, the Shareholder may only sell the Common Stock subject to the following conditions, commencing on the first anniversary of the Effective Date (the “Lock- Up Period”); provided, however, the Lock-Up Period shall not cover any Common Stock owned by the Shareholder that is included in a Registration Statement, though the provisions of the Leak- Out Period (as defined below) shall continue to be applicable to the Shareholder and the Common Stock. Following the Lock-Up Period, the Shareholder may sell the Common Stock as follows (the “Leak-Out Period”):

1.1 The Shareholder shall be allowed to sell in one (1) week, no more than the greater of (i) five percent (5%) of the total shares of the Company publicly traded on any nationally recognized medium of a stature no less than the Pink OTC Markets, Inc. (the “OTC Pink”) over the previous ten (10) trading days, or (ii) one percent (1%) of the total outstanding shares of the Company as reported in the Company’s most recently filed SEC report or registration statement in the Edgar Archives of the SEC, divided by thirteen (13) weeks, which number may be updated from time to time, based upon the number of shares reflected as being outstanding in the Company’s SEC filings, on a non-cumulative basis, meaning that if the amount of shares allowed to be sold under this subparagraph are not sold in any specific week, that the unsold amount cannot be cumulated and sold in any subsequent week or weeks with the sale of other shares that are allowed to be sold in a specific week. Any sales made by “affiliates” of the Company during the Leak-Out Period are also subject to the standard volume limitations applicable to any “affiliate” of the Company under SEC Rule 144. Notwithstanding, the Company may allow any Shareholder the right to sell or transfer Common Stock in a bona fide private transaction or by gift or for estate planning purposes, subject to receipt of an opinion of legal counsel for the Company that there is an available exemption from registration for any such transaction under the Securities Act, and subject to any transferee’s execution and delivery of a copy of this Agreement; provided, however, in such event, the Shareholder and any transferee in any such conveyance of Common Stock shall be required to aggregate their respective sales of Common Stock during the term of this Agreement so that the combined sale of shares of Common Stock sold by the Shareholder and any transferee does not exceed the number of shares of Common Stock that could have been sold by the Shareholder during the Leak-Out Period as if any such transaction had not occurred; provided, further, however, these provisions of “aggregation” shall not apply to any disposition by operation of law, including the dissolution of an “entity” Shareholder and the distribution of Common Stock to its shareholders or members, pro rata, according to their respective interests in any such entity, or specifically, STB.

1.2 Except as otherwise provided herein (or by operation of law), all Common Stock shall be sold by the Shareholder in “broker’s transactions” and in compliance with the “manner of sale” requirements as those terms are defined in Rule 144 of the SEC during the Leak-Out Period.

1.3 An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such resale restrictions.

2. The delivery of a duly executed copy of this Agreement shall be satisfactory evidence for all purposes of this Agreement that the Shareholder and any broker acting for any Shareholder shall comply with the “brokers’ transactions,” “manner of sale” and limitations on the number of shares of Common Stock that can be sold in any applicable period outlined in Section 1.1 hereof and in compliance with all of the terms and conditions of this Agreement, and no further evidence thereof will be required of the Shareholder; provided, however, the Company shall have the right to confirm such compliance with any Shareholder and any broker acting on behalf of any Shareholder, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement; and provided, however, that the Shareholder can otherwise provide satisfactory evidence to the Company of such compliance, subject to the Company’s acceptance of any such alternative compliance evidence. Failure by the Shareholder or any such broker to provide the Company with reasonable evidence of compliance with the terms and provisions of this Agreement on written request by the Company and within ten (10) business days of such written request shall result in the withdrawal of any legal opinion rendered by legal counsel respecting the lawful sale of the Shareholder’s Common Stock, with advice thereof to the Shareholder and any such broker, and if any of the shares of Common Stock then being sold by the Shareholder are being sold in reliance on a Registration Statement, at the option of the Company, such shares of Common Stock may be withdrawn from the Registration Statement, In any such event, “stop transfer” instructions shall be provided to the Company’s transfer and registrar agent regarding the Shareholder’s Common Stock.

3. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the public trading market for the Company’s Common Stock.

4. In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities (at least 50.1% or more of the Company’s voting securities); or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity that results in a change in control of the Company (resulting in a change in control of 50.1% or more of the Company), then this Agreement shall terminate as of the closing of such event, and the Common Stock restrictions on the resale of the Common Stock pursuant hereto shall terminate, though the requirement that all shares of Common Stock shall be subject to sale in accordance will all applicable securities laws, rules and regulations shall continue.

5. The Shareholder shall be entitled to the beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6. The number of shares of Common Stock included in any allotment that can be sold by the Shareholder hereunder shall be appropriately adjusted should the Company declare and effect a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

7. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, at 6991 East Camelback Road, Suite D-300, Scottsdale, Arizona 85251 (or the current address of the Company in the SEC Archives as listed in its most recently filed report or registration statement respectively filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, and to the Shareholder at the Shareholder’s addresses set forth on the signature page to this Agreement. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10. The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party to this Agreement for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any non-defaulting Shareholder may suffer as a result of any breach of the terms and provisions of this Agreement or the continuation thereof.

11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of the members of the Board of Directors of the Company.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States federal and state courts situated in Nevada only, and that each shall submit to the jurisdiction of such courts for all purposes hereunder.

13. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

14. This Agreement shall be binding upon any successors or assigns of the Common Stock, without qualification.

15. This Agreement shall terminate on the earlier of: (i) the second anniversary of the Effective Date; (ii) the listing on a nationally recognized exchange of no less significance than the New York Stock Exchange or NASDAQ; or (iii) on the completion of any event specified in Section 4 hereof.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the respective dates indicated below.

GRIDIRON BIONUTRIENTS, INC.

By:
Name: Timothy Orr
Title: Chief Executive Officer

JASON FRANKOVICH

Address:

Please provide address here